NEWS RELEASE
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                                               CONTACT: Tom Armstrong
                                                        Kevin McDermed
                                                        913 367 2121
                                                        OTCBB:AHNC.OB

                          Atchison Casting Corporation
                   Files for Protection Under Chapter 11

     Atchison, Kan., August 4--Atchison Casting Corporation (OTC Bulletin Board:
AHNC.OB) today announced that it and its U.S. subsidiaries (with the exception of The G&C Foundry Company) have filed a voluntary petition for reorganization.
ACC filed its voluntary petition in the U.S. Bankruptcy Court in the Western
District of Missouri, located in Kansas City, Missouri. ACC has requested that the filings be jointly administered for procedural purposes. ACC's Canadian and
U.K. operations have not been included in any bankruptcy filings and are operating as usual. Substantially all of the assets of G&C are expected to be sold within 30 days.

         "Over the past several months the management of the Atchison Casting
Corporation has worked diligently with our bankers to develop a debt restructuring plan that would lead to an extension of the credit agreement to
September 2004," said Tom Armstrong, ACC's President. "Unfortunately, we have been unable to reach an agreement and are now filing a voluntary petition for
Chapter 11 reorganization with the U.S. Bankruptcy Court."

         ACC has secured a $7.5 million debtor-in-possession (DIP) financing facility with Harris Trust & Savings Bank as Agent for the lending group. This financing will be used to supplement ACC's existing cash flow during the reorganization process and ensures post-petition payment of payroll and benefits, payments to vendors, as well as other normal operating costs. ACC intends to sell its remaining businesses and assets as a going concern for the highest value. Management is unable to predict how much cash will be generated from these sales or how much money, if any, will be available to pay unsecured creditors. At this time, it appears unlikely that any funds will be left for stockholders. The Company will be filing monthly financial reports in the bankruptcy case.

         "After our long struggle to survive against the backdrop of the recession in the manufacturing sector, too much debt and related costs, and closures and sales of

                          ATCHISON CASTING CORPORATION
400 SOUTH FOURTH STREET ª P.O. BOX 188 ª ATCHISON, KANSAS 66002-0188
                 ª (913) 367-2121 ª FAX (913) 367-2155

unprofitable operations, among other things, this filing should enable our core operations to continue to operate while we offer them for sale, which provides the best opportunity for our employees, customers, vendors and creditors going forward. To continue to burden our core operations with these costs would ultimately lead to their deterioration, thereby jeopardizing their future," said
Kevin McDermed, ACC's Chief Financial Officer.

         ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

         This press release contains forward-looking statements that involve risks and uncertainties. Such statements include the Company's expectations as to future performance and contingent obligations. Among the factors that could cause actual results to differ materially from the forward looking statements are the following: the need for bankruptcy court approvals, the ability to successfully complete proposed sales of business operations, access to cash collateral, the adequacy of and compliance with the DIP financing, stability of customer demand and supplier support, the many uncertainties involved in operating a business in a Chapter 11 bankruptcy environment, the re-audit of any financial statements, the sale of subsidiaries for which offers are being solicited, costs of closing or selling foundries, the results of the liquidation of Fonderie d'Autun, the amount of any claims made against Fonderie d'Autun's prior owner which are the subject of certain guarantees, business conditions and the state of the general economy in Europe and the U.S., particularly the capital goods industry, the strength of the U.S. dollar, British pound sterling and the Euro, interest rates, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, results of any regulatory proceedings arising from the accounting irregularities at the
Pennsylvania Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulations.

                          ATCHISON CASTING CORPORATION
400 SOUTH FOURTH STREET ª P.O. BOX 188 ª ATCHISON, KANSAS 66002-0188
                 ª (913) 367-2121 ª FAX (913) 367-2155